UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2012

CAZADOR ACQUISITION CORPORATION LTD.

(Exact name of Company as specified in Charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	001-34887 (Commission File No.)	98-0668024 (IRS Employee Identification No.)

BBVA Building, P1

254 Munoz Rivera Avenue

San Juan, PR 00918

(Address of Principal Executive Offices)

787-993-9650

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 3.01(a) Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 26, 2012, Cazador Acquisition Corporation Ltd. (the “Company”) received a letter from the staff of the Listings Qualifications Department of The Nasdaq Stock Market LLC (the “Staff”) stating that the Staff has determined that the Company does not comply with the 300 minimum public holder requirement set forth in Listing Rule 5550(a)(3); however the Staff also advised the Company that it has been granted an extension of time until October 14, 2012 to demonstrate compliance with Nasdaq’s listing rules. The Company is a special purpose acquisition company which must liquidate its trust account, in accordance with its amended and restated memorandum and articles of association, if it does not consummate a business combination on or prior to October 14, 2012. The Company previously entered into an Agreement and Plan of Merger with Net Element Inc., a Delaware corporation, on June 12, 2012. Pursuant to this Agreement and Plan of Merger such transaction must close by October 14, 2012. The Company believes that it will be in compliance  with the 300 minimum public holder requirement set forth in Listing Rule 5550(a)(3) upon consummation of the Agreement and Plan of Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2012

CAZADOR ACQUISITION CORPORATION LTD

By:	/s/ Francesco Piovanetti
Name: Francesco Piovanetti Title: Chairman, Chief Executive Officer, President and Chief Financial Officer